UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                        Date of Report: December 12, 1997





                                  Anicom, Inc.
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




          Delaware                   0-25364                     36-3885212
----------------------------       ------------             --------------------
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)




6133 North River Road, Suite 1000, Rosemont, IL                        60018
-----------------------------------------------                  ---------------
(Address of Principal Executive Offices)                            (Zip Code)



       Registrant's telephone number, including area code (847) 518-8700

Item 2. Acquisition or Disposition of Assets

(a) On December 4, 1997, a wholly owned subsidiary of Registrant was merged into TW Communication Corporation ("TW"), resulting in TW becoming a wholly-owned subsidiary of Registrant. The total merger consideration was paid in the form of $3,000,000 in cash, and 873,580 shares of Registrant's common stock, $.001 par value per share ("Common Stock").

        All cash consideration from Registrant in this transaction was paid out of Registrant's existing working capital. All shares of Common Stock issued in this transaction were issued out of Registrant's authorized but unissued Common Stock.

(b) Certain of the assets acquired pursuant to this transaction constitute equipment or other physical property used by TW in its business as a distributor of wire and cable products. The Registrant will continue to use these assets for the same purpose.


Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired

        The following financial statements of the acquired business, TW Communication Corporation, are submitted herewith on the indicated pages.
                                                                         Page

        Report of Independent Certified Public Accountants                 F-3

        Balance Sheet as of February 28, 1997                              F-4

        Statement of  Earnings for the year  ended February 28, 1997       F-5

        Statement of Stockholder's Equity for the year ended
          February 28, 1997                                                F-6

        Statement of Cash Flows for the year ended February 28, 1997       F-7

        Notes to Financial Statements                                F-8 to F-13

(b)     Pro Financial Information

        The following unaudited pro forma condensed combined financial information of Anicom, Inc. , TW Communication Corporation and Other Acquisitions are submitted herewith on the indicated pages.
                                                                           Page

        Pro forma Condensed Combined Financial Information                 F-14

        Pro forma Condensed Combined Balance Sheet, September 30, 1997     F-15

        Notes to Pro forma Condensed Combined Balance Sheet, September
          30. 1997                                                         F-16

        Pro forma Condensed Combined Statement of Income for the nine
          months ended September 30, 1997                                  F-17

        Notes to Pro forma Condensed Combined Statement of Income for
          the nine months ended September 30, 1997                         F-18

        Pro forma Condensed Combined Statement of Income for the year
          ended December 31, 1996                                          F-19

        Notes to Pro forma Condensed Combined Statement of Income for
          the year ended December 31, 1996                                 F-20

(c)     Exhibits

         2.1*     Agreement and Plan of Merger dated as of November 24, 1997
                  between  Anicom,   Inc.,  TWC  Acquisition   Corporation,   TW
                  Communication  Corporation,   Edward  Goodstein  and  Carl  G.
                  Palazzolo.

        23.1      Consent of Independent Certified Public Accountants

_____________
         * Incorporated by reference to the same Exhibit number of the Company's Registration Statement on Form S-3 (Registration Statement No. 333-41225).

                                   SIGNATURES

Pursuant to the regulations of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ANICOM, INC.


Dated:  December 12, 1997         By:  /S/ DONALD C. WELCHKO
                                     --------------------------------
                                     Donald C. Welchko
                                     Vice President, Chief Financial Officer

                    Item 7. Financial Statements and Exhibits

                  (a) Financial Statements of Business Acquired

                          TW Communication Corporation


                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                February 28, 1997

                                 C O N T E N T S


                                                                            Page


Report of Independent Certified Public Accountants                          F-3


Financial Statements

     Balance Sheet                                                          F-4

     Statement of Earnings                                                  F-5

     Statement of Stockholder's Equity                                      F-6

     Statement of Cash Flows                                                F-7

     Notes to Financial Statements                                    F-8 - F-13

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS





Board of Directors and Stockholder
    TW Communication Corp.


We have audited the accompanying balance sheet of TW Communication Corp. (the "Company") as of February 28, 1997, and the related statements of earnings, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TW Communication Corp. as of February 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





/S/ GRANT THORNTON LLP


Melville, New York
May 9, 1997

                             TW Communication Corp.

                                  BALANCE SHEET

                                February 28, 1997

                                     ASSETS

CURRENT ASSETS
    Cash                                                         $       34,553
    Accounts receivable, less allowance for doubtful
       accounts of $232,470                                          12,687,927
    Merchandise inventory                                            10,992,973
    Receivables from related parties                                    798,204
    Prepaid expenses and other                                          277,211
                                                                 --------------
         Total current assets                                        24,790,868
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                               389,516
RECEIVABLES FROM RELATED PARTIES                                      1,784,939
OTHER ASSETS
    Intangible assets (net of accumulated amortization
          of $62,981)                                                   115,497
    Cash surrender value of officer's life insurance                     75,841
    Security deposits and other                                          84,550
                                                                 --------------
                                                                        275,888
                                                                 --------------
                                                                    $27,241,211
                                                                 ==============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Current maturities of long-term debt                        $         5,037
    Accounts payable                                                  9,913,966
    Accrued expenses and other current liabilities                    1,085,872
                                                                 --------------
           Total current liabilities                                 11,004,875
LONG-TERM DEBT, net of current portion
    Notes payable - bank                                             11,764,741
    Loans payable                                                         2,713
                                                                 --------------
                                                                     11,767,454
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
    Common stock, no par value; 200 shares
       authorized; 23 shares issued and outstanding                          46
    Retained earnings                                                 4,468,836
                                                                 --------------
                                                                      4,468,882
                                                                 --------------
                                                                    $27,241,211
                                                                 ==============

         The accompanying notes are an integral part of this statement.

                             TW Communication Corp.

                              STATEMENT OF EARNINGS

                          Year ended February 28, 1997






Net sales                                                     $82,363,899

Cost of sales                                                  71,043,212
                                                             ------------
         Gross profit                                          11,320,687
                                                             ------------

Operating expenses
    Salaries                                                    5,481,003
    Warehouse                                                   1,023,412
    Selling and marketing                                         964,477
    General and administrative                                  2,009,959
    Depreciation and amortization                                 176,701
                                                             ------------
                                                                9,655,552
                                                             ------------
         Earnings  from operations before interest              1,665,135

Interest expense, net of interest income                         (626,796)
                                                             ------------

         NET EARNINGS                                        $  1,038,339
                                                             ============
















         The accompanying notes are an integral part of this statement.

                             TW Communication Corp.

                        STATEMENT OF STOCKHOLDER'S EQUITY

                          Year ended February 28, 1997









                                   Common            Retained
                                    stock            earnings         Total

Balance as of February 29, 1996      $46            $3,430,497      $3,430,543

Net earnings for the year                            1,038,339       1,038,339
                                   ------          ------------    ------------
Balance as of February 28, 1997      $46            $4,468,836      $4,468,882
                                   ======          ============    ============



























         The accompanying notes are an integral part of this statement.

                             TW Communication Corp.

                             STATEMENT OF CASH FLOWS

                          Year ended February 28, 1997



Cash flows from operating activities
    Net earnings                                                    $ 1,038,339
    Adjustments to reconcile net earnings to net cash
       used in operating activities
          Depreciation and amortization                                 176,701
          Provision for doubtful accounts                               400,687
          Provision for inventory reserve                                69,332
          Changes in operating assets and liabilities
              Increase in accounts receivable                        (1,966,484)
              Increase in merchandise inventory                      (2,483,091)
              Decrease in prepaid expenses and other                    325,545
              Increase in other assets                                   (2,382)
              Increase in accounts payable                              701,256
              Increase in accrued expenses and other
                current liabilities                                     443,381
                                                                    ------------
                  Net cash used in operating activities              (1,296,716)
                                                                    ------------
Cash flows from investing activities
    Capital expenditures                                                (51,407)
    Funds advanced to related parties, net                           (1,726,640)
    Increase in cash surrender value of officer's life insurance         (6,543)
                                                                    ------------
                  Net cash used in investing activities              (1,784,590)
                                                                    ------------
Cash flows from financing activities
    Borrowings from revolving credit line, net                        2,957,760
    Financing costs                                                        (627)
    Repayment of loans payable                                           (5,400)
                                                                    ------------
                  Net cash provided by financing activities           2,951,733
                                                                    ------------
                  NET DECREASE IN CASH                                 (129,573)
Cash at beginning of year                                               164,126
                                                                    ------------
Cash at end of year                                                $     34,553
                                                                   ============
Supplemental disclosures of cash flow information:
    Cash paid during the year for
       Interest                                                    $    758,128
                                                                   ============


         The accompanying notes are an integral part of this statement.

                             TW Communication Corp.

                          NOTES TO FINANCIAL STATEMENTS

                                February 28, 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  Nature of Business

         TW Communication Corp. (the "Company") is a distributor of wire, cable, fiber optics and installation supplies predominantly to the telecommunications, data and cable television industries primarily in the United States.

     2.  Merchandise Inventory

         Merchandise inventory is stated at the lower of cost (moving average method) or market and consists substantially of finished goods.

     3.  Equipment and Leasehold Improvements

         Equipment and leasehold improvements are carried at cost. Depreciation and amortization are provided using straight-line and accelerated methods based on the estimated useful lives of the assets.

     4.  Revenue Recognition

         The Company recognizes revenue on the date the product is shipped to the customer.

     5.  Intangible Assets

         Intangible assets consist of costs in excess of fair value of net assets acquired (amortized on a straight-line basis over a period of forty years) and deferred financing costs (amortized over the three-year term of the underlying credit agreement). On an ongoing basis, management reviews the valuation and amortization of such costs.

     6.  Income Taxes

         The Company has elected to be treated as an S Corporation under the Internal Revenue Code and under New York State and other state' income tax laws. Therefore, no provision is made for

                             TW Communication Corp.

                                February 28, 1997



NOTE A (continued)

         income taxes since all earnings or losses are passed through directly to the stockholder. S Corporations are permitted to retain their fiscal year by making an election together with a "deposit" based upon adjusted income of the preceding year. The federal fiscal year deposit at February 28, 1997 is $7,086.

     7.  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     8.  Concentration of Risk

         Financial instruments which potentially subject the Company to concentration of credit risk consist principally of receivables. Concentration of credit risk with respect to these receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.


NOTE B - RECEIVABLES FROM RELATED PARTIES

         As of February 28, 1997, the Company had a receivable of $798,204 from a company owned by the Company's sole stockholder. The demand loan bears interest at 8.50% per annum. Interest income amounted to $65,079 in fiscal 1997.

                             TW Communication Corp.

                                February 28, 1997



NOTE B (continued)

         During fiscal 1997, the Company advanced funds to and charged for expenditures incurred on behalf of an entity owed by the Company's sole stockholder for an amount aggregating $1,766,439 through February 28, 1997. Such amount due from this related entity bears interest at 1/2% over the prime rate per annum (8.75% at February 28, 1997) on which interest approximating $18,500 accrued through February 28, 1997. The related entity subsequently used a portion of such advanced funds to acquire an interest in debentures and equity of a public company operating its business and managing its affairs with relief under Chapter XI of the Federal bankruptcy laws. On May 7, 1997, the related entity entered into an agreement with such public company, subject to Bankruptcy Court approval, to acquire the public company's distribution business and all of its assets used in connection therewith. In turn, the related entity will transfer its interest in the distribution business together with the related assets acquired to the Company in partial satisfaction of the receivable from such related entity. The closing of this series of contemplated transactions is scheduled to occur not later than ten days after approval by the Bankruptcy Court.


NOTE C - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Equipment and leasehold improvements, net, consist of the following as of February 28, 1997:

                                               Asset
                                               lives
                                              (years)

          Office and warehouse equipment      3 -  8             $ 1,715,126
          Leasehold improvements              5 - 10                 208,837
          Transportation equipment            2 -  3                  14,449
                                                                 -----------
                                                                   1,938,412
          Less accumulated depreciation
              and amortization                                    (1,548,896)
                                                                 -----------
                                                                $    389,516
                                                                 ===========

         Depreciation and amortization of equipment and leasehold improvements was approximately $148,000 in fiscal 1997.

                             TW Communication Corp.

                                February 28, 1997



NOTE D - OFFICER'S LIFE INSURANCE

         The Company is the owner and beneficiary of life insurance policies with face values aggregating $1,800,000 on the life of its sole stockholder (Note E).

         In addition, the Company pays the premiums for two split-dollar life insurance policies on the life of its sole stockholder. These policies, in the amount of $1,500,000 each, are owned by the Company for the benefit of the sole stockholder and his wife, except that the Company is entitled to retain a portion of such life insurance proceeds to the extent of premiums paid by the Company.


NOTE E - LONG-TERM DEBT

     Notes Payable - Bank

         The Company has an asset-based lending agreement (the "Agreement") dated November 15, 1995 with a bank which expires in November 1998. The Agreement, as amended on March 17, 1997, provides for maximum borrowings of up to $13,500,000, which includes a temporary borrowing limit increase of $1 million through June 14, 1997, is guaranteed by an affiliate of the Company and by the Company's sole stockholder up to $2.8 million of the outstanding loan amount, and is collateralized by all of the Company's assets as well as the assignment of life insurance policies on the life of the Company's sole stockholder in the amount of $1 million (Note D) and a mortgage on a building owned by an affiliate. The Agreement contains certain restrictive covenants which, among other things, require the maintenance of certain financial ratios, including minimum net worth and interest coverage, limitation on debt coverage and profitability, as defined. Borrowings under the Agreement are based on eligible accounts receivable and merchandise inventory, as defined, and bear interest at 1/2% over the bank's prime rate (8.75% at February 28, 1997), unless the LIBOR option is exercised, up to specified borrowing limits, in which the interest is at 2% over the bank's stated LIBOR rate (7.54% at February 28, 1997). At February 28, 1997, $3,800,000 of the outstanding loan amount was at the LIBOR-based rate.

     Loan Payable

         This equipment loan is payable to the Company's sole stockholder in monthly installments with interest at 10% per annum through August 1998.

                             TW Communication Corp.

                                February 28, 1997



NOTE E (continued)

         A summary of the Company's aggregate annual maturities of long-term debt is as follows:

                      Year ending February 28,
                          1998                             $         5,037
                          1999                                  11,767,454
                                                           ---------------
                                                               $11,772,491
                                                           ===============

NOTE F - COMMITMENTS AND CONTINGENCIES

         The Company leases its corporate office and a warehouse/sales office from entities owned or controlled by the Company's sole stockholder under noncancellable operating lease agreements. In addition to the monthly base rentals aggregating $30,000 through 2000 and $18,000 through 2005, the Company is obligated for real estate taxes and property insurance premiums relating to such lease agreements. During fiscal 1997, the Company incurred $425,666, including $65,666 for real estate taxes under these leases. Further, the Company is contingently liable as a guarantor of mortgages on such facilities in the amount of $2,153,155 as of February 28, 1997.

         The Company is also obligated under noncancellable operating leases through 2000 for its other warehouses, administrative and sales offices and transportation equipment. The leases require minimum monthly rents, and certain facility leases require payments for real estate tax and operating expense escalations.

         Rent expense for all operating leases, including leases with related parties and required real estate taxes, during fiscal 1997 aggregated $581,774.

                             TW Communication Corp.

                                February 28, 1997



NOTE F (continued)

         The aggregate minimum rental commitments under all operating leases, including leases with related parties, are as follows:

                                     Office and      Trans-
                                      warehouse     portation
                                     facilities     equipment       Total

         Year ending February 28,
             1998                    $   483,000      $45,000     $   528,000
             1999                        463,000       36,000         499,000
             2000                        400,000        2,000         402,000
             2001                        216,000                      216,000
             2002                        216,000                      216,000
             Thereafter                  666,000                      666,000
                                     -----------    ---------     -----------
                                      $2,444,000      $83,000      $2,527,000
                                     ===========    =========     ===========


NOTE G - BENEFIT PLAN

         The Company sponsors a 401(k) employee pension plan (the "Plan") for all employees meeting the eligibility requirements. The Plan is funded by the individual contributions from the participants who elect their individual investment options.

                    Item 7. Financial Statements and Exhibits

                       (b) Pro Forma Financial Information

        Anicom, Inc., TW Communication Corporation and Other Acquisitions
               Pro Forma Condensed Combined Financial Information

                                   (Unaudited)

The unaudited pro forma condensed combined financial information give effect, on a purchase accounting basis, to the Agreement and Plan of Merger dated as of November 24, 1997 between Anicom, Inc., TWC Acquisition Corporation (hereinafter referred to as "Anicom"), TW Communication Corporation ("TW"), Edward Goodstein and Carl G. Palazzolo and certain other acquisitions completed by Anicom during 1996 and 1997.

The unaudited pro forma condensed combined balance sheet at September 30, 1997 assumes that the acquisition of TW occurred on September 30, 1997. The purchase price consisted of $3 million in cash and 873,580 shares of Anicom's common stock, $.001 par value per share. The source of cash used to fund the purchase price was provided by working capital made available by the private placement of 2,900,000 shares of Anicom's common stock, $.001 par value per share, which closed on December 4, 1997. As the TW acquisition and subsequent retirement of TW bank debt was funded by the private placement of Anicom common stock, the unaudited pro forma condensed combined balance sheet at September 30, 1997 assumes that this offering occurred on September 30, 1997. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 1997 and the year ended December 31, 1996 assume that the acquisition of TW and the private placement of Anicom common stock occurred on January 1, 1996.

The unaudited pro forma condensed combined statements of operations also assume that Anicom's 1996 acquisitions of Northern Wire & Cable, Inc. ("Northern") and Norfolk Wire & Electronics, Inc. ("Norfolk") and Anicom's 1997 acquisition of, Energy Electric Cable, a division of Connectivity Products, Inc. ("Energy"), occurred on January 1, 1996. As these acquisitions were substantially funded by the November 1995 follow-on offering of 3,450,000 shares of common stock (including 450,000 shares for the underwriters' overallotment) and the May 1997 issuance of 27,000 shares of convertible preferred stock, the unaudited pro forma combined statements assume that these offerings occurred on January 1, 1996.

The unaudited pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to revision upon final settlement of all purchase price adjustments and the completion of evaluations and other studies of the fair value of all assets acquired and liabilities assumed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had been effective since the assumed dates, nor are the statements indicative of future combined financial position or earnings. Anicom's future financial statements will reflect the acquisition of TW as of December 1, 1997.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Anicom as filed with the Securities and Exchange Commission in its Form 10-KSB for the year ended December 31, 1996 and Current Report on Form 10-Q for the nine months ended September 30, 1997.

        Anicom, Inc., TW Communication Corporation and Other Acquisitions
                   Unaudited Condensed Combined Balance Sheet
                               September 30, 1997
                                 (in thousands)

                                                            Historic                    Pro Froma
                                                  -------------------------     --------------------------
                                                     Anicom           TW         Adjustments     Combined

                     Assets
Current assets:
  Cash and cash equivalents                       $    1,125      $      26     $    36,000  B  $    7,199
                                                                                     (3,000) C
                                                                                    (26,952) G
  Accounts receivable, net                            55,995         14,761                         70,756
  Inventory, primarily finished goods                 43,448         11,274                         54,722
  Deferred income taxes                                2,059                             90  F       2,149
  Other current assets                                 1,441          3,450                          4,891
                                                  ----------     ----------     -----------    -----------
      Total current assets                           104,068         29,511           6,138        139,717

Property and equipment, net                            5,206            540                          5,746
Goodwill, net                                         53,098                         14,631  I      67,729
Deferred income taxes                                    708                                           708
Other assets, primarily notes receivable               1,140            302            (103) A       1,339
                                                  ----------     ----------     -----------    -----------
      Total assets                                $  164,220     $   30,353     $   20,666     $   215,239
                                                  ==========     ==========     ===========    ===========

      Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $  46,509     $   10,856                     $   57,365
  Accrued expenses                                     3,473            905           1,000  E       7,733
                                                                                      2,355  D
  Long-term debt, current portion                      1,938             23                          1,961
                                                  ----------     ----------     -----------    -----------
      Total current liabilities                       51,920         11,784           3,355         67,059

Long-term debt, net of current portion                14,940         13,832         (26,952) G       1,820
Other liabilities                                      2,486                                         2,486
                                                  ----------     ----------     -----------    -----------
      Total liabilities                               69,346         25,616         (23,597)        71,365
                                                  ----------     ----------     -----------    -----------

Stockholders' Equity:
  Common stock                                            11                              3  B          15
                                                                                          1  C
  Additional paid-in capital                          87,971                         35,997  B     136,967
                                                                                     12,999  C
  Retained earnings                                    6,892                                         6,892
  Division equity and allocated debt                                  4,737          (2,355) D          --
                                                                                     (2,382) H
                                                  ----------     ----------     -----------    -----------
      Total stockholders' equity                      94,874          4,737          44,263        143,873
                                                  ----------     ----------     -----------    -----------
        Total liabilities and stockholders'        $ 164,220     $   30,353     $    20,666    $   215,239
          equity                                  ==========     ==========     ===========    ===========


                  Anicom, Inc. and TW Communication Corporation
               Notes to Unaudited Condensed Combined Balance Sheet
                               September 30, 1997


The unaudited balance sheets as of September 30, 1997 have been combined to reflect the pro forma impact of the acquisition of TW by Anicom as if the transaction had occurred on September 30, 1997.

The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet:

A - Eliminate TW assets not acquired by Anicom.

B - The private placement of 2,900,000 shares of Anicom's common stock, $.001 par value per share, which closed on December 4, 1997 provided the funds for the $3 million cash consideration paid for TW as well as the funds used to retire TW's outstanding bank debt and the bank debt incurred by Anicom to fund the July 1997 acquisition of Energy. This adjustment reflects the private placement, net of related costs, as if it had occurred on September 30, 1997.

C - The purchase price, exclusive of related fees and expenses, of $16 million based on the terms and conditions of the Agreement and Plan of Merger dated as of November 24, 1997 between Anicom, Inc., TWC Acquisition Corporation, TW Communication Corporation, Edward Goodstein and Carl G. Palazzolo. The purchase price consisted of $13 million (873,580 shares) of Anicom common stock,$.001par value and $3 million of cash provided by the private placement of Anicom common stock (see B above).

D - Reflects S Corporation dividends to be paid to the former shareholders of TW after September 30, 1997 and prior to closing.

E - Record estimated transaction and business integration costs.

F - Record deferred tax asset related to business integration costs.

G - In connection with merger of TW, Anicom assumed TW's outstanding bank debt. Immediately after the closing of the transaction, Anicom retired the outstanding bank debt of TW. Residual proceeds from the private placement of Anicom common stock (see B above) were used to pay down Anicom's revolving credit facility (the "Facility"). Long-term debt has been adjusted to give effect to these transactions, as if such transactions had occurred on September 30, 1997.

H - Eliminate the net equity of TW.

I - To record the amount by which the purchase price exceeds the fair market value of assets acquired, less liabilities assumed and transaction costs associated with the acquisition of TW.

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
                Unaudited Condensed Combined Statement of Income
                  for the nine months ended September 30, 1997
                    (in thousands, except per share amounts)


                                                  Historic                           Pro Forma
                                    ------------------------------------   ------------------------------
                                                               Other
                                       Anicom        TW     Acquisitions   Adjustments       Combined

Net sales
                                    $ 172,831   $   67,476   $   34,072                     $  274,379
Cost of sales                         132,161       58,236       24,989                        215,386
                                    ----------  -----------  -----------                    -----------
Gross profit                           40,670        9,240        9,083                         58,993

Selling, general and administrative    34,311        8,205        7,839    $      275 A         50,773
                                                                                  237 B
                                                                                  (94)C
                                    ----------  -----------  -----------   -----------      -----------

Income from operations                  6,359        1,035        1,244             (418)        8,220
                                    ----------  -----------  -----------   --------------   -----------

Other income (expense):
  Interest income                         214           --           --                            214
  Interest expense                       (440)        (539)        (283)             539 D        (266)
                                                                                     283 E
                                                                                     174 F
                                    ----------  -----------  -----------   --------------   -----------
    Total other income (expense)         (226)        (539)        (283)             996           (52)
                                    ----------  -----------  -----------                    -----------
                                                                           --------------

Income before income taxes              6,133          496          961              578         8,168

Provision for income taxes              2,331           --          492              385 G       3,208
                                    ----------  -----------  -----------   --------------   -----------

Net income                          $   3,802   $      496   $      469    $         193    $    4,960 H
                                    ==========  ===========  ===========   ==============   ===========

Earnings per common share and share
equivalent:
    Primary                         $     .21                                               $      .25 H
                                    ==========                                              ===========
    Fully diluted                   $     .21                                               $      .24 H
                                    ==========                                              ===========

Weighted average common shares and share
  equivalents outstanding:
    Primary                            17,127                                                   19,771 H
                                    ==========                                              ===========
    Fully diluted                      18,482                                                   20,481 H
                                    ==========                                              ===========

       Anicom, Inc. , TW Communication Corporation and Other Acquisitions
            Notes to Unaudited Condensed Combined Statement of Income
                  for the nine months ended September 30, 1997


The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

A - Earnings effect of TW goodwill amortization using a 40 year recovery period.

B - Earnings effect of Other Acquisitions goodwill amortization using a 40 year recovery period.

C - Adjust expenses for costs not relevant to the acquired operations of TW.

D - In connection with merger of TW, Anicom assumed TW's outstanding bank debt. Immediately after the closing of the transaction, Anicom retired the outstanding bank debt. Interest expense has been adjusted to give effect to the retirement of this debt, as if such transactions had occurred on January 1, 1996.

E - Eliminate interest expense allocated to Energy by its former parent.

F - Anicom borrowed against its unsecured revolving credit facility (the
    "Facility") to fund the acquisition of Energy and working capital requirements. The completion of the private placement of 2,900,000 shares of Anicom's common stock, $.001 par value per share, which closed on December 4, 1997, was the source of funds for the acquisition of TW and the retirement of debt assumed in the TW acquisition. Residual proceeds were used to pay down the Facility. Interest expense has been adjusted to give effect to the pay down of this debt as if the private placement had occurred on January 1, 1996.

G - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

H -  Effective September 23, 1997, the remaining outstanding Convertible
    Preferred Stock was converted into common stock. Based on this, Pro forma earnings per share and weighted average common shares and share equivalents outstanding assume full conversion of convertible preferred stock on January 1, 1996.

            Anicom, Inc. and Energy Electric Cable, a Division of CPI
                Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1996
                    (in thousands, except per share amounts)

                                                      Historic                         Pro Forma
                                        -------------------------------------   -----------------------
                                                                    Other
                                           Anicom        TW      Acquisitions   Adjustments   Combined


Net sales                               $  115,993  $   78,171  $   92,209                   $  286,373

Cost of sales                               87,442      67,041      68,519                      223,002
                                        ----------- ----------- -----------     -----------  -----------
Gross profit                                28,551      11,130      23,690                       63,371

Selling, general and administrative         24,615       9,325      20,814      $      366 A     55,902
                                                                                       657 B
                                                                                       125 C
                                        ----------- ----------- -----------     -----------  -----------

Income from operations                       3,936       1,805       2,876          (1,148)       7,469
                                        ----------- ----------- -----------     -----------  -----------

Other income (expense):
  Interest income                              565          --          22                          587
  Interest expense                            (256)       (633)       (856)            633 D       (288)
                                                                                       582 E
                                                                                       113 F
                                                                                       129 G
  Other                                         --          --              8                         8
                                        ----------- ----------- -----------     -----------  -----------
    Total other income (expense)               309        (633)      (826)           1,457          307
                                        ----------- ----------- -----------     -----------  -----------

Income before income taxes                   4,245       1,172      2,050              309        7,776

Provision for income taxes                   1.622          --        753              719 H      3,094
                                        ----------- ----------- -----------     -----------  -----------

Net income before extraordinary loss         2,623       1,172      1,297             (410)       4,682

Extraordinary loss on debt refinancing          --          --       (121)             121 I         --
                                        ----------- ----------- -----------     -----------  -----------

Net income                              $    2,623  $    1,172  $    1,176      $     (289)  $    4,682
                                        =========== =========== ===========     ===========  ===========

Earnings per common share and share equivalent:
    Primary and fully diluted           $      .19                                           $       .24
                                        ===========                                          ===========

Weighted average common shares and share
  equivalents outstanding:
    Primary                                 13,579                                               19,439
                                        ===========                                          ===========
    Fully diluted                           13,843                                               19,663
                                        ===========                                          ===========

        Anicom, Inc., TW Communication Corporation and Other Acquisitions
            Notes to Unaudited Condensed Combined Statement of Income
                      for the year ended December 31, 1996


The following is a summary of the adjustments reflected in the unaudited pro forma condensed combined statement of operations:

A - Earnings effect of TW goodwill amortization using a 40 year recovery period.

B - Earnings effect of Other Acquisitions goodwill using a 40 year recovery period.

C - Adjust expenses for costs not relevant to acquired operations.

D - In connection with merger of TW Communication Corporation, Anicom TW's outstanding bank debt. Immediately after the closing of the transaction, Anicom retired the outstanding bank debt assumed from TW. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1996.

E - Eliminate interest expense allocated to Energy by its former parent.

F - In connection with the asset purchase of Northern, Anicom assumed up to $6.5 million of Northern's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Northern. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1996.

G - In connection with the merger of Norfolk, Anicom assumed approximately $2.5 million of Norfolk's outstanding bank debt. Immediately after the closing of this transaction, Anicom retired the outstanding bank debt assumed from Norfolk. Interest expense has been adjusted to give effect to the retirement of this debt as if such transactions had occurred on January 1, 1996.

H - Adjustment of income tax provision to reflect the approximate effective tax rate of Anicom on the combined results.

I - Represents extraordinary loss on debt restructuring incurred by Energy prior to acquisition by Anicom. As this amount is not relevant to the operations of the business acquired by Anicom, the amount has been eliminated.